Exhibit 99.2

By Electronic Delivery to: mguerin@onconova.us June 17, 2021 Mr. Mark Guerin Chief Financial Officer Onconova Therapeutics, Inc. 375 Pheasant Run Newtown, PA 18940 Re: Onconova Therapeutics, Inc. (the “Company”) Nasdaq Symbol: ONTX Dear Mr. Guerin: On May 11, 2021, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 18 consecutive business days, from May 21, 2021 to June 16, 2021, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed. If you have any questions, please contact me at +1 301 978 8085. Sincerely, Patryk Muter Listing Analyst Nasdaq Listing Qualifications